INSTRUMENT OF AMENDMENT TO THE
MDU RESOURCES GROUP, INC.
401(k) RETIREMENT PLAN

The MDU Resources Group, Inc. 401(k) Retirement Plan (as amended and restated January 1, 2017) (the “K-Plan”), is hereby further amended, effective as of October 4, 2018, by adding Supplement D-10, Provisions Relating to the Sweetman Const. Co. and Rail to Road, Inc. Retirement Contribution Feature, as follows:

Supplement D-10

Provisions Relating to the
Sweetman Const. Co. and Rail to Road, Inc.
Retirement Contribution Feature

D-10-1
Introduction    . Effective as of October 4, 2018, Sweetman Const. Co. (“SCC”) and Rail to Road, Inc. (RTR”), Participating Affiliates in the Plan, establish a Retirement Contribution Feature as described in this Supplement D-10. This Retirement Contribution Feature shall be in effect from October 4, 2018 through December 31, 2018 and is in addition to all other contributions provided by SCC and RTR pursuant to the Plan.

D-10-2
Eligibility to Share in the Retirement Contribution    . In order to share in the allocation of any Retirement Contribution made by SCC or RTR pursuant to Paragraph 3 below for the dates reflected above, a Participant must be an Eligible Employee of either SCC, including its subsidiaries, or RTR. Participants who meet the preceding requirements are referred to herein as “Supplement D-10 Participants.”

D-10-3
Amount of Retirement Contribution, Allocation    . The Board of Directors of SCC and RTR shall credit eligible Participants with a contribution equal to three percent (3%) of Eligible Compensation. Eligible Compensation does not include compensation prior to the effective date of this amendment.

D-10-4	Vesting . Participants shall be fully vested in the Supplement D-10 Retirement Contribution.

D-10-5	Use of Terms . Terms used in this Supplement D-10 shall, unless defined in this Supplement D-10 or elsewhere noted, have the meanings given to those terms in the Plan.

D-10-6	Inconsistencies with the Plan . The terms of this Supplement D‑10 are a part of the Plan and supersede the provisions of the Plan to the extent necessary to eliminate inconsistencies between the Plan and the Supplement D-10.

IN WITNESS WHEREOF, MDU Resources Group, Inc., as Sponsoring Employer of the Plan, has caused this amendment to be duly executed by a member of the MDU Resources Group, Inc. Employee Benefits Committee on this 20th day of December, 2018.

MDU RESOURCES GROUP, INC.
EMPLOYEE BENEFITS COMMITTEE

By: /s/ Jason L. Vollmer
Jason L. Vollmer, Chairman